                                                                   EXHIBIT 99(B)

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE
PAYER. -- Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.
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
FOR THIS TYPE OF ACCOUNT:           GIVE THE
                                 SOCIAL SECURITY
                                   NUMBER OF--
----------------------------------------------------
 1. Individual               The individual

 2. Two or more              The actual owner of the
    individuals              account or, if combined
    (joint account)          funds, the first
                             individual on the
                             account(1)

 3. Custodian account of     The minor(2)
    a minor (Uniform Gift
    to Minors Act)

 4. a. The usual             The grantor-trustee(1)
       revocable savings
       trust (grantor is
       also trustee)
            b. So-called     The actual owner(1)
               trust
               account
               that is
               not a
               legal or
               valid
               trust
               under
               State law

 5. Sole proprietorship      The owner(3)
    or single-owner LLC

 6. Sole proprietorship      The owner(3)
    or single-owner LLC

----------------------------------------------------
FOR THIS TYPE OF ACCOUNT:
----------------------------------------------------


----------------------------------------------------
FOR THIS TYPE OF ACCOUNT:           GIVE THE
                                 SOCIAL SECURITY
                                   NUMBER OF--
 7. A valid trust,           The legal entity(4)
    estate, or pension
    trust

 8. Corporate or LLC         The corporation
    electing corporate
    status on Form 8832

 9. Association, club,       The organization
    religious,
    charitable,
    educational, or other
    tax-exempt
    organization account

    10. Partnership or       The partnership
    multi-member LLC

    11. A broker or          The broker or nominee
    registered nominee

    12. Account with the     The public entity
    Department of
    Agriculture in the
    name of a public
    entity (such as a
    State or local
    government, school
    district, or prison)
    that receives
    agricultural program
    payments

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(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.

(2) Circle the minor's name and furnish the minor's social security number.

(3) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number or your employer identification number (if you have one).

(4) List first and circle the name of the legal trust, estate or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER OF SUBSTITUTE FORM W-9
                                     PAGE 2

PURPOSE OF FORM

Use Substitute Form W-9 only if you are a U.S. person (including a resident alien). If you are a foreign person, use the appropriate Form W-8.

OBTAINING A NUMBER

If you don't have a taxpayer identification number apply for one immediately. Obtain Form SS-5. Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding include the following:

- A U.S. corporation.

- A financial institution.

- An organization exempt from tax under section 501(a), an individual retirement account or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2).

- The United States or any agency or instrumentality thereof.

- A State, the District of Columbia, a possession of the United States, or any political subdivision or instrumentality thereof.

- A foreign government or any political subdivision, agency or instrumentality thereof.

- An international organization or any agency or instrumentality thereof.

- A dealer in securities or commodities registered in the U.S. or a possession of the U.S.

- A real estate investment trust.

- A common trust fund operated by a bank under section 584(a).

- An entity registered at all times during the tax year under the Investment Company Act of 1940.

- A foreign central bank of issue.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" IN PART II OF THE FORM, AND RETURN IT TO THE PAYER. ALSO SIGN AND DATE THE FORM.

Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.

PAYMENTS OF DIVIDENDS AND PATRONAGE DIVIDENDS NOT GENERALLY SUBJECT TO BACKUP WITHHOLDING INCLUDE THE FOLLOWING:

- Payments to nonresident aliens subject to withholding under section 1441.

- Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one non-resident alien partner.

- Payments of patronage dividends where the amount received is not paid in money.

- Payments made by certain foreign organizations.

- Section 404(k) payments made by an ESOP.

PAYMENTS OF INTEREST NOT GENERALLY SUBJECT TO BACKUP WITHHOLDING INCLUDE THE
FOLLOWING:

- Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

- Payments of tax-exempt interest (including exempt-interest dividends under section 852).

- Payments described in section 6049(b)(5) to non-resident aliens.

- Payments on tax-free covenant bonds under section 1451.

- Payments made by certain foreign organizations.

- Mortgage interest paid to you.

PRIVACY ACT NOTICE. -- Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return and may also provide this information to other governments and agencies, when allowed by law. Payers must be given the number whether or not recipients are required to file tax returns. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. -- If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) FAILURE TO REPORT CERTAIN DIVIDEND AND INTEREST PAYMENTS. -- If you fail to include any portion of an includible payment for interest, dividends, or patronage dividends in gross income, such failure will be treated as being due to negligence and will be subject to a penalty of 5% on any portion of an underpayment attributable to that failure unless there is a clear and convincing evidence to the contrary.

(3) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. -- If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(4) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. -- Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE